Infinity Core Alternative Fund
c/o UMB Fund Services, Inc.
803 West Michigan Street
Milwaukee, WI 53233
Victor Fontana

Office of the Chief Accountant
Securities and Exchange Commission
Mail Stop 6561
100 F Street, N.E.
Washington, D.C. 20549
Sent via email: secpsletters@sec.gov

This is to confirm that the client-auditor relationship between Infinity Core
Alternative Fund (Commission File
No. 811-22923) and ROTHSTEIN-KASS, P.A.
(d/b/a Rothstein Kass & Company, P.C.)
has ceased.

Sincerely,
/s/ Rothstein Kass
Rothstein Kass